Exhibit 99 (c)


[GRAPHIC OMITTED]                                      NUMBER A -50286
     BRITISH
    COLUMBIA

                              COMPANY ACT

                          CERTIFICATE OF REGISTRATION

I HEREBY CERTIFY THAT

THE BRALORNE MINING COMPANY

HAS THIS DAY BEEN REGISTERED AS AN EXTRAPROVINCIAL COMPANY
                     UNDER THE COMPANY ACT
                                             ISSUED UNDER MY HAND AT VICTORIA,
                                              BRITISH COLUMBIA
                                                  ON SEPTEMBER 15, 1999

                                                    /S/ JOHN S. POWELL
                                                       ----------------
    [SEAL]                                             JOHN S. POWELL
                                                       REGISTRAR OF COMPANIES
                                                   PROVINCE OF BRITISH COLUMBIA
                                                             CANADA

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